UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2023

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The First of Long Island Corporation

(Exact name of the registrant as specified in its charter)

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New York	001-32964	11-2672906
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

275 Broadhollow Road
Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(516) 671-4900

(Registrant’s telephone number)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.10 par value per share	FLIC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 18, 2023, The First of Long Island Corporation (the “Corporation”) held its Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the voting as set forth below.

1.The election of directors for two year terms:

Class I Directors:	For	Withhold	Broker Non-Vote
Christopher Becker	13,851,993	554,422	3,125,331
J. Abbott R. Cooper	14,070,377	336,038	3,125,331
John J. Desmond	14,082,617	323,798	3,125,331
Edward J. Haye	13,964,956	441,459	3,125,331
Louisa M. Ives	13,939,868	466,547	3,125,331
Milbrey Rennie Taylor	13,013,900	1,392,515	3,125,331
Walter C. Teagle III	13,397,998	1,008,417	3,125,331

2.A non-binding, advisory vote to approve the compensation paid to the Corporation’s named executive officers.

For	Against	Abstain	Broker Non-Vote
11,689,523	2,650,590	66,302	3,125,331

3.A non-binding, advisory vote regarding the frequency of voting on the compensation paid to the Corporation’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
12,394,690	255,458	1,456,583	299,684	3,125,331

4.To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain
17,250,828	252,127	28,791

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The First of Long Island Corporation
(Registrant)

By: /s/ WILLIAM APRIGLIANO
William Aprigliano
First Senior Vice President,
Chief Accounting Officer & Controller
(principal accounting officer)

Dated: April 21, 2023